Exhibit 8.1

Subsidiary	Jurisdiction of Incorporation

Seanergy Management Corp.	Republic of the Marshall Islands

Amazons Management Inc.	Republic of the Marshall Islands

Lagoon Shipholding Ltd.	Republic of the Marshall Islands

Cynthera Navigation Ltd.	Republic of the Marshall Islands

Martinique International Corp.	British Virgin Islands

Harbour Business International Corp.	British Virgin Islands

Waldeck Maritime Co.	Republic of the Marshall Islands

Motion Shipholding Co.	Republic of the Marshall Islands

Bulk Energy Transport (Holdings) Limited	Republic of the Marshall Islands

Quex Shipping Inc.	British Virgin Islands

Rossington Marine Corp.	British Virgin Islands

Rayford Navigation Corp.	British Virgin Islands

Creighton Development Inc.	British Virgin Islands

Pulford Ocean Inc.	British Virgin Islands

Lewisham Maritime Inc.	British Virgin Islands

Maritime Capital Shipping Limited	Bermuda

Maritime Capital Shipping (HK) Limited	Hong Kong

African Glory Shipping Limited	British Virgin Islands

African Joy Shipping Limited	British Virgin Islands

Asian Grace Shipping Limited	British Virgin Islands

Maritime Grace Shipping Limited	British Virgin Islands

Atlantic Grace Shipping Limited	British Virgin Islands

Maritime Glory Shipping Limited	British Virgin Islands

Maritime Freeway Shipping Limited	Liberia

Maritime Fantasy Shipping Limited	Liberia

Maritime Fiesta Shipping Limited	Liberia

Maritime Fighter Shipping Limited	Liberia